EXHIBIT 21


           CUMMINS ENGINE COMPANY,  INC., AND SUBSIDIARIES
           ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
                    SUBSIDIARIES OF THE REGISTRANT
                    ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~


                                                    State or Country of
Subsidiary/Joint Venture                            Incorporation
~~~~~~~~~~~~~~~~~~~~~~~~                            ~~~~~~~~~~~~~~~~~~~

All Components Engineering Ltd.                     United Kingdom
Atlas Crankshaft Corporation d/b/a Atlas Inc.       Ohio
Autofield Engineers Private Limited                 India
Behr America Holding, Inc.                          Delaware
Behr of America, Inc.                               New Jersey
Cadec Systems, Inc.                                 Indiana
Cal Disposition, Inc.                               California
C. E. Sonora S.A. de C.V.                           Mexico
C. G. Newage Electrical, Ltd.                       India
CNE S/A Industrial                                  Brazil
Combustion Technologies, Inc.                       Indiana
Consolidated Diesel Company                         North Carolina
Consolidated Diesel, Inc.                           Delaware
Consolidated Diesel of North Carolina, Inc.         North Carolina
Cummins Americas, Inc.                              Indiana
Cummins Australia Pty. Limited                      Australia
Cummins Brasil S.A. Ltda.                           Brazil
Cummins Corporation                                 Indiana
Cummins de Colombia S.A.                            Colombia
Cummins Diesel Deutschland GmbH                     Germany
Cummins Diesel Export Limited                       Barbados
Cummins Diesel of Canada Limited                    Canada
Cummins Diesel International Limited                Barbados
Cummins Diesel Italia S.P.A.                        Italy
Cummins Diesel Japan Ltd.                           Japan
Cummins Diesel N.V.                                 Belgium
Cummins Diesel Sales Corporation                    Indiana
Cummins Diesel Sales Corporation d/b/a
 Cummins On-time Assemblies                         Michigan
Cummins Diesel Sales & Service (India) Limited      India
Cummins Electronics Company, Inc.                   Indiana
Cummins Engine Company Limited                      United Kingdom
Cummins Engine H.K. Limited                         Hong Kong
Cummins Engine Holding Company, Inc.                Indiana
Cummins Engine (Singapore) PTE LTD.                 Singapore
Cummins Engine Venture Corporation                  Indiana
Cummins Financial, Inc.                             Delaware
Cummins Great Lakes, Inc.                           Indiana
Cummins International Finance Corporation           Delaware
Cummins KH-12, Inc.                                 Delaware
Cummins Komatsu Engine Company                      Indiana
Cummins Korea, Ltd.                                 South Korea
Cummins Mexicana, S.A. de C.V.                      Mexico
Cummins Military Systems Company                    Indiana
Cummins Natural Gas Engines, Inc.                   Delaware
Cummins Nordeste, S.A.                              Brazil
Cummins Power Generation, Inc.                      Indiana
Cummins Professional Training Center, Inc.          Delaware
Cummins Research Limited Partnership                United States
Cummins S.A. de C.V.                                Mexico
Cummins U.K. Limited                                United Kingdom
Cummins Venture Corporation                         Delaware
CUMZIN Pvt Ltd.                                     Zimbabwe
Dampers Iberica, S.A.                               Spain
Dampers, S.A.                                       France
Diesel ReCon Industria e Commercio Ltda.            Brazil
Diesel ReCon de Mexico, S.A. de C.V.                Mexico
Dunlite Power Generation Pty. Ltd.                  Australia
Empresas Cummins S.A. de C.V.                       Mexico
Enceratec, Inc.                                     Maryland
Fleetguard Commercial S.A. de C.V.                  Mexico
Fleetguard Filteration Systems, India
 Private Limited                                    India
Fleetguard GmbH                                     Germany
Fleetguard, Inc.                                    Indiana
Fleetguard International Corporation                Indiana
Fleetguard Korea Ltd.                               South Korea
Fleetguard Mexico S.A. de C.V.                      Mexico
Hodek Engineering Ltd.                              India
Holset Brasil Equipamentos Automotives Ltda.        Brazil
Holset Engineering Company, Inc.                    Indiana
Holset Engineering Company Limited                  United Kingdom
Holset Korea Ltd.                                   Korea
HPI Company                                         Indiana
Hyperbar USA, Inc.                                  Indiana
Industria e Comercio Cummins Ltda.                  Brazil
Integrated Distribution Systems, Inc.               Delaware
J. A. Faguy & Sons Ltd.                             Canada
J. L. Holdings Ltd.                                 United Kingdom
Kam Dizel                                           Russia
Kirloskar Cummins Limited                           India
Komatsu Cummins Engine Co., Ltd.                    Japan
Kompressorenban Bannewitz GmbH                      Germany
Kuss Corporation                                    Ohio
Lubricant Consultants, Inc.                         New Jersey
Markon Engineering Company Ltd.                     United Kingdom
McCord Heat Transfer, Inc.                          Delaware
MHTC Corporation                                    Delaware
Motores Cummins Diesel do Brazil, Ltda.             Brazil
Newage Engineers Ltd.                               United Kingdom
Newage Engineers Pty Ltd.                           Australia
Newage Equipment Ltd.                               Canada
Newage (Far East) Pte Ltd.                          Singapore
Newage GmbH                                         Germany
Newage Holdings Ltd.                                United Kingdom
Newage International Limited                        United Kingdom
Newage Italia Srl                                   Italy
Newage Ltd.                                         United Kingdom
Newage Ltd.                                         Pennsylvania
Newage Machine Tools                                United Kingdom
Newage Norge                                        Norway
NWMW, Inc.                                          California
Ona Corporation                                     Alabama
Onan Canada Limited                                 Canada
Onan Corporation                                    Delaware
Onan Corporation d/b/a Onan Indiana                 Delaware
Onan Far East Limited                               Hong Kong
Onan Far East Pte. Ltd.                             Singapore
Onan Foreign Holdings, Ltd.                         Delaware
Onan FSC Ltd.                                       Jamaica
Onan International B.V.                             Netherlands
Onan International Limited                          United Kingdom
Pacific World Trade, Inc.                           Indiana
Park Avenue Limited Partnership                     United States
Poona Couplings, Ltd.                               India
PT Newage Engineers Indonesia                       Indonesia
Stamford Iberica                                    Spain
Techniparts S.A.                                    France
Turbo Europa, B.V.                                  Holland
Williams Equine Products, Inc.                      California
124747 Canada Limited                               Canada
14-15 Corporation                                   Nevada